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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on July 2, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

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THE FOLLOWING CA STATEMENT REGARDING LITIGATION WAS EMAILED TO VARIOUS MEMBERS
OF THE PRINT, ELECTRONIC AND TELEVISION NEWS MEDIA ON JUNE 29, 2001:

"While we look forward to making our case directly to our shareholders, we cannot ignore Mr. Wyly's false and misleading statements and we intend to hold him legally accountable. Furthermore, we believe he has violated a non-compete agreement he signed when he sold Sterling to CA."

                              IMPORTANT INFORMATION

Computer Associates plans to file a proxy statement with the Securities and Exchange Commission relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents will be available for free at WWW.SEC.GOV. You may also obtain a free copy of Computer Associates' proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at
WWW.CA.COM. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the soliciting materials on
Schedule 14A filed by Computer Associates with the SEC.

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THE FOLLOWING CA STATEMENT REGARDING WYLY'S ADDITION OF TWO NEW BOARD MEMBERS
WAS EMAILED TO VARIOUS MEMBERS OF THE PRINT, ELECTRONIC AND TELEVISION NEWS MEDIA ON JUNE 29, 2001:
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"Mr. Wyly's recent addition of two board members to his proposed slate really doesn't change the dynamic of this situation. Mr. Wyly's plan to break the company into four distinct business units is reckless and simply doesn't make sense. CA's board and management are best positioned to deliver on the promise of the new business model, and we are committed to creating and enhancing value for both our shareholders and customers."

                              IMPORTANT INFORMATION

Computer Associates plans to file a proxy statement with the Securities and Exchange Commission relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents will be available for free at WWW.SEC.GOV. You may also obtain a free copy of Computer Associates' proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at
WWW.CA.COM. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the soliciting materials on
Schedule 14A filed by Computer Associates with the SEC.